                                                                    EXHIBIT 3.02

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         OCEANEERING INTERNATIONAL, INC.

                   AMENDED AND RESTATED AS OF AUGUST 18, 2000

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                                TABLE OF CONTENTS

                                                                                                      Page No.
                                                                                                      --------

ARTICLE I         STOCKHOLDERS...............................................................................1
         Section 1.1       Annual Meetings...................................................................1
         Section 1.2       Special Meetings..................................................................1
         Section 1.3       Notice of Meetings................................................................1
         Section 1.4       Adjournments......................................................................2
         Section 1.5       Quorum............................................................................2
         Section 1.6       Organization......................................................................2
         Section 1.7       Voting; Proxies...................................................................2
         Section 1.8       Fixing Date for Determination of Stockholders of Record...........................3
         Section 1.9       List of Stockholders Entitled To Vote.............................................4
         Section 1.10      Election of Directors.............................................................4
         Section 1.11      Other Stockholder Business........................................................6
         Section 1.12      Approval or Ratification of Acts or Contracts by Stockholders.....................7
         Section 1.13      Action By Consent of Stockholders.................................................7
         Section 1.14      Conduct of Meetings...............................................................8

ARTICLE II        BOARD OF DIRECTORS.........................................................................8
         Section 2.1       Number; Board Classification; Term; Eligibility for Election; Vacancies...........8
         Section 2.2       Regular Meetings..................................................................8
         Section 2.3       Special Meetings..................................................................9
         Section 2.4       Telephonic Meetings...............................................................9
         Section 2.5       Organization......................................................................9
         Section 2.6       Order of Business.................................................................9
         Section 2.7       Notice of Meetings................................................................9
         Section 2.8       Quorum; Vote Required for Action..................................................9
         Section 2.9       Informal Action by Directors.....................................................10
         Section 2.10      Director Compensation............................................................10

ARTICLE III       BOARD COMMITTEES..........................................................................10
         Section 3.1       Board Committees.................................................................10
         Section 3.2       Board Committee Rules; Minutes...................................................11
         Section 3.3       Existing Committees..............................................................11

ARTICLE IV        OFFICERS..................................................................................11
         Section 4.1       Designation......................................................................11
         Section 4.2       CEO..............................................................................11
         Section 4.3       Powers and Duties of Other Officers..............................................11
         Section 4.4       Term of Office, etc..............................................................11

ARTICLE V         CAPITAL STOCK.............................................................................12
         Section 5.1       Certificates.....................................................................12


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
         Section 5.2       Transfer of Shares...............................................................12
         Section 5.3       Ownership of Shares..............................................................12
         Section 5.4       Regulations Regarding Certificates...............................................12
         Section 5.5       Lost or Destroyed Certificates...................................................12

ARTICLE VI        INDEMNIFICATION...........................................................................13
         Section 6.1       General..........................................................................13
         Section 6.2       Expenses.........................................................................13
         Section 6.3       Advances.........................................................................13
         Section 6.4       Request for Indemnification......................................................13
         Section 6.5       Nonexclusivity of Rights.........................................................14
         Section 6.6       Insurance and Subrogation........................................................14
         Section 6.7       Severability.....................................................................14
         Section 6.8       Certain Actions Where Indemnification Is Not Provided............................14
         Section 6.9       Definitions......................................................................15
         Section 6.10      Notices..........................................................................15
         Section 6.11      Contractual Rights...............................................................16
         Section 6.12      Maintenance of Insurance.........................................................16

ARTICLE VII       MISCELLANEOUS.............................................................................16
         Section 7.1       Offices..........................................................................16
         Section 7.2       Fiscal Year......................................................................16
         Section 7.3       Seal.............................................................................16
         Section 7.4       Interested Directors; Quorum.....................................................16
         Section 7.5       Form of Records..................................................................17
         Section 7.6       Bylaw Amendments.................................................................17
         Section 7.7       Notices; Waiver of Notice........................................................17
         Section 7.8       Resignations.....................................................................17
         Section 7.9       Facsimile Signatures.............................................................18
         Section 7.10      Reliance on Books, Reports and Records...........................................18
         Section 7.11      Certain Definitional Provisions..................................................18
         Section 7.12      Captions.........................................................................18



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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         OCEANEERING INTERNATIONAL, INC.

         The Board of Directors of Oceaneering International, Inc. (the "Corporation") by resolution has duly adopted these Amended and Restated Bylaws (these "Bylaws") to govern the Corporation's internal affairs.

                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1.1 Annual Meetings. The Corporation will hold an annual meeting of the holders of its capital stock (each, a "Stockholder") for the election of directors of the Corporation (each, a "Director") at such date, time and place as the Board of Directors of the Corporation (the "Board") by resolution may designate from time to time. The Corporation may transact any other business at an annual meeting which has properly come before that meeting in accordance with Section 1.11.

         Section 1.2 Special Meetings. Any of the following may call special meetings of Stockholders for any purpose or purposes at any time and designate the date, time and place of any such meeting: (i) the Board pursuant to a resolution that a majority of the total number of Directors the Corporation would have if there were no vacancies (the "Whole Board") has duly adopted; (ii) any committee of the Board (each, a "Board Committee") the Board has duly designated and empowered to call special meetings;(iii) the chairman of the Board (the "Chairman"); and (iv) the CEO (as hereinafter defined). Except as the certificate of incorporation of the Corporation (as amended from time to time and including each certificate of designation, if any, respecting any class or series of preferred stock of the Corporation which has been executed, acknowledged and filed in accordance with applicable law, the "Certificate of Incorporation") or applicable law otherwise provides, no other Person or Persons may call a special meeting of Stockholders.

         Section 1.3 Notice of Meetings. By or at the direction of the Chairman or the secretary of the Corporation (the "Secretary") whenever Stockholders are to take any action at a meeting, the Corporation will give a written notice of that meeting to the Stockholders entitled to vote at that meeting which states the place, date and hour of that meeting and, in the case of a special meeting, the purpose or purposes for which that meeting is called. Unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the Corporation will give the written notice of any meeting of Stockholders not less than 10 nor more than 60 days before the date of that meeting. If mailed to any Stockholder, any such notice will be deemed given (whether or not delivered) when deposited in the United States mail, postage prepaid, directed to that Stockholder at his address as it appears in the stock records of the Corporation.


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         Section 1.4 Adjournments. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business it might have transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment the Board fixes a new record date for the adjourned meeting, the Corporation will give, in accordance with Section 1.3, notice of the adjourned meeting to each Stockholder of record and entitled to vote at the adjourned meeting.

         Section 1.5 Quorum. Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides: (i) at each meeting of Stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes the holders of all outstanding shares of stock entitled to vote at the meeting could cast will be necessary and sufficient to constitute a quorum; and (ii) the holders of stock so present and entitled to vote at any duly convened meeting at which the necessary quorum has been ascertained may continue to transact business until that meeting adjourns notwithstanding any withdrawal from that meeting of shares of stock counted in determining the existence of that quorum. In the absence of a quorum, the chairman of the meeting or the Stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner Section 1.4 provides until a quorum attends. Shares of its own stock belonging to the Corporation or to another corporation, limited liability company, partnership or other entity (each, an "Entity"), if the Corporation, directly or indirectly, holds a majority of the shares entitled to vote in the election of directors (or the equivalent) of that other Entity, will be neither entitled to vote nor counted for quorum purposes; provided, however, that the foregoing will not limit the right of the Corporation to vote stock, including but not limited to its own stock, it holds in a fiduciary capacity.

         Section 1.6 Organization. The Chairman will chair and preside over any meeting of Stockholders at which he is present. The Board will designate the chairman and presiding officer over any meeting of Stockholders from which the Chairman is absent. The Secretary will act as secretary of meetings of Stockholders, but in his absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting. The chairman of any meeting of Stockholders will announce at that meeting the date and time of the opening and the closing of the polls for each matter on which the Stockholders will vote at that meeting.

         Section 1.7 Voting; Proxies. (a) Except as the Certificate of Incorporation otherwise provides, each Stockholder entitled to vote at any meeting of Stockholders will be entitled to one vote for each share of capital stock of the Corporation he holds which has voting power on the matter in question. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no proxy will be voted or acted on after three years from its date, unless that proxy provides for a longer period. A proxy will be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy he has given for a meeting which is not irrevocable by attending that meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary. Proxies for use at any meeting of Stockholders must be filed, before or at the time of


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that meeting, with the Secretary or such other person as the Board by resolution may designate from time to time.

         (b) The secretary of any meeting of Stockholders will take charge of and canvass all ballots delivered at that meeting and will decide all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes at that meeting, unless the chairman has appointed an inspector or inspectors to decide those questions. Voting at meetings of Stockholders: (i) need not be by written ballot unless the Board, in its discretion, by resolution so requires or, in the case of any such meeting, the chairman of that meeting, in his discretion, so requires; and (ii) unless applicable law otherwise requires, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at that meeting could cast.

         (c) At all meetings of Stockholders at which a quorum is present for the election of Directors, a plurality of the votes cast by the holders of outstanding shares of stock of the Corporation entitled to vote in the election of Directors will be sufficient to elect, except as the Certificate of Incorporation may otherwise provide. In the case of any question to which the stockholder approval policy of any national securities exchange or quotation system on which capital stock of the Corporation is traded or quoted on the Corporation's application, the requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder (the "Code") applies, in each case for which question the Certificate of Incorporation, these Bylaws or the General Corporation Law of the State of Delaware, as amended (the "DGCL"), does not specify a higher voting requirement, that question will be decided by the requisite vote that stockholder approval policy, Exchange Act requirement or Code provision, as the case may be, specifies (or the highest requisite vote if more than one applies). A majority of the votes cast on the question whether to approve the appointment of independent public accountants (if that question is submitted for a vote of Stockholders) will be sufficient to approve. All other elections and questions which have properly come before any meeting will, unless the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, be decided by the vote of the holders of shares of stock of the Corporation present in person or by proxy at that meeting and having a majority of the votes entitled to vote thereon.

         Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board by resolution may fix a record date, which record date: (i) must not precede the date on which the Board adopts that resolution; (ii) in the case of a determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment thereof, will, unless applicable law otherwise requires, not be more than 60 nor less than 10 days before the date of that meeting; (iii) in the case of a determination of Stockholders entitled to express consent to corporate action in writing without a meeting, will not be more than 10 days from the date on which the Board adopts the resolution fixing the record date; and (iv) in the case


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of any other action, will not be more than 60 days prior to that other action.
If the Board does not fix a record date: (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting will be (A) if applicable law does not require a prior action by the Board, the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and (B) if applicable law requires prior action by the Board, at the close of business on the day on which the Board adopts the resolution taking that prior action; and (iii) the record date for determining Stockholders for any other purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of that meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 1.9 List of Stockholders Entitled To Vote. The Secretary will prepare and make, at least 10 days before each meeting of Stockholders, a list of the Stockholders entitled to vote at that meeting which complies with the requirements of Section 219 of the DGCL as in effect at that time. Such list shall be open to examination by any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present at the meeting.

         Section 1.10 Election of Directors. (a) Subject to such rights of the holders of any class or series of the Corporation's capital stock as the Certificate of Incorporation may prescribe, only persons who are nominated in accordance with the procedures this Section 1.10 sets forth will be eligible for election by Stockholders as Directors. Nominations of persons for election to the Board may be made at any meeting of Stockholders at which Directors are to be elected: (i) by or at the direction of the Board or any Board Committee the Board has duly designated and empowered to nominate persons for election as Directors; or (ii) by any Stockholder who (A) is a Stockholder of record at the time that Stockholder gives the notice this Section 1.10 specifies below, (B) will be entitled to vote at that meeting in the election of the Director for which that Stockholder is making the nomination and (C) complies with this
Section 1.10.

         (b) For a Stockholder to bring any nomination of a person for election as a Director properly before any meeting of Stockholders, that Stockholder must have given timely notice of that nomination (a "Nomination Notice") in proper written form to the Secretary. To be timely, a Stockholder's Nomination Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation: (i) if it relates to an election at any annual meeting of Stockholders, not later than the close of business on the 120th day and not earlier than the 180th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that, if the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Nomination Notice will be timely if it is so delivered not later than the last to occur of the close of business on (A) the 120th day prior to the pending annual meeting or (B) the


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10th day following the day on which the Corporation first makes a public announcement of the date of the pending annual meeting; and (ii) if it relates to any special meeting of Stockholders, not earlier than 180 days prior to that special meeting and not later than the last to occur of the close of business on
(A) the 120th day prior to that special meeting or (B) the 10th day following the day on which the Corporation first makes a public announcement of the date of that special meeting. The public disclosure of an adjournment of any annual or special meeting will not in any event commence a new time period for the giving of any Nomination Notice.

         (c) To be in proper written form, any Nomination Notice of a Stockholder must: (i) set forth (A) as to each person whom that Stockholder proposes to nominate for election as a Director, (1) the name, age and business address of that person, (2) the principal occupation or employment of that person, (3) the class or series and number of shares of capital stock of the Corporation which that person owns beneficially or of record and (4) all other information, if any, relating to that person which Section 14 of the Exchange Act and the rules and regulations thereunder would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of directors and (B) as to that Stockholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf the nomination is being made, (1) the name and address of that Stockholder as they appear in the stock records of the Corporation and the name and address of that beneficial owner, (2) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that beneficial owner each owns beneficially or of record, (3) a description of all arrangements and understandings between that Stockholder or that beneficial owner and each proposed nominee of that Stockholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that Stockholder, (4) a representation by that Stockholder that he intends to appear in person or by proxy at that meeting to nominate the person(s) named in that Nomination Notice and (5) all other information, if any, relating to that Stockholder and that beneficial owner which Section 14 of the Exchange Act and the rules and regulations thereunder would require the Corporation or that Stockholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of directors; and (ii) be accompanied by a written consent of each person that Stockholder proposes to nominate for election as a Director to be named as such a nominee and to serve as a Director if elected.

         (d) Except as the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the chairman of any meeting of Stockholders at which Directors are to be elected will have the power and duty to determine whether nominations of persons for election as Directors have been made in accordance with the procedures this Section 1.10 sets forth and, if that chairman determines that any such nomination has not been made in compliance with these procedures, to declare to that meeting that such nomination is defective and will be disregarded.

         (e) Notwithstanding anything in Section 1.10(b) to the contrary, if the number of Directors to be elected at an annual meeting of Stockholders is increased and the Corporation has not made a public announcement at least 100 days prior to the first anniversary of the preceding year's annual meeting, which announcement (i) names all the nominees for Director of the Board or any duly designated and empowered Board Committee or (ii) specifies the size of the increased Board, a Stockholder's Nomination Notice will be timely, but only with respect to nominees for any new positions that increase creates, if that Nomination Notice is delivered to, or mailed and received at,


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the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the Corporation first makes that public announcement.

         (f) For purposes of Section 1.11 and this Section 1.10, "public announcement" means disclosure in a press release the Dow Jones News Service, Associated Press or any comparable national news service in the United States reports or in a document the Corporation publicly files with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act.

         (g) Notwithstanding the foregoing provisions of this Section 1.10, a Stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this
Section 1.10 sets forth.

         Section 1.11 Other Stockholder Business. (a) At any annual meeting the Corporation holds pursuant to Section 1.1, the Stockholders will transact only such business, in addition to the election of Directors, as has been properly brought before that meeting. Except as the Certificate of Incorporation otherwise provides, to be brought properly before any annual meeting, business other than the election of Directors ("Other Business") must be (i) business the notice of that meeting (or any supplement thereto) given by or at the direction of the Board specifies, (ii) business otherwise properly brought before that meeting by or at the direction of the Board and (iii) business (A) properly brought before that meeting by a Stockholder who (1) is a Stockholder of record at the time that Stockholder gives the notice this Section 1.11 specifies below,
(2) will be entitled to vote on that business at that meeting and (3) complies with this Section 1.11, (B) that is a proper subject for Stockholder action and
(C) is properly introduced at that meeting.

         (b) For a Stockholder to bring any Other Business properly before any annual meeting of Stockholders, that Stockholder must have given timely notice thereof (a "Business Notice") in proper written form to the Secretary. To be timely, a Stockholder's Business Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 120th day and not earlier than the 180th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the pending annual meeting is more than 30 days before or more than 60 days after that anniversary date, that Business Notice will be timely if it is so delivered not later than the last to occur of the close of business on (A) the 120th day prior to that pending annual meeting or
(B) the 10th day following the day on which the Corporation first makes a public announcement of the date of the pending meeting. The public disclosure of an adjournment of any annual meeting will not in any event commence a new time period for the giving of any Business Notice.

         (c) To be in proper written form, any Business Notice of a Stockholder must set forth: (i) as to each matter of Other Business that Stockholder proposes to bring before an annual meeting, (A) a brief description of that Other Business, (B) the reasons for conducting that Other Business at an annual meeting and (C) each material interest in that Other Business of that Stockholder and the beneficial owner, if any, of capital stock of the Corporation on whose behalf that proposal is being made; and (ii) as to that Stockholder and each such beneficial owner, (A) the name and address of that Stockholder as they appear on the Corporation's books and the name and address of that beneficial owner, (B) the class or series and the number of shares of capital stock of the Corporation which that Stockholder and that beneficial owner each owns beneficially or of record,


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



(C) a description of all arrangements and understandings between that Stockholder or that beneficial owner and any other person or persons (including their names) in connection with that Other Business and (D) a representation by that Stockholder that he intends to appear in person or by proxy at that meeting to bring that Other Business before that meeting.

         (d) Except as applicable law otherwise provides, the chairman of any annual meeting of Stockholders will have the power and duty to determine whether proposals by Stockholders of any Other Business to be brought before that meeting have been made in accordance with the procedures this Section 1.11 sets forth and, if that chairman determines that any such proposal has not been made in compliance with these procedures, to declare to that meeting that such proposal is defective and will be disregarded.

         (e) At any special meeting the Corporation holds pursuant to Section 1.2, the Stockholders will transact only such business as (i) the notice given of that meeting pursuant to Section 1.3 sets forth and (ii) constitutes matters incident to the conduct of that meeting as the chairman of that meeting determines to be appropriate.

         (f) Notwithstanding the foregoing provisions of this Section 1.11, a Stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters this
Section 1.11 sets forth.

         Section 1.12 Approval or Ratification of Acts or Contracts by Stockholders. The Board in its discretion may submit any act or contract for approval or ratification at any annual meeting of Stockholders, or at any special meeting of Stockholders called for the purpose of considering any such act or contract, and any act or contract that the holders of shares of stock of the Corporation present in person or by proxy at that meeting and having a majority of the votes entitled to vote on that approval or ratification approve or ratify will (provided that a quorum is present) be as valid and as binding on the Corporation and on all Stockholders as if every Stockholder had approved or ratified it.

         Section 1.13 Action By Consent of Stockholders. Unless the Certificate of Incorporation otherwise provides, Stockholders may, without a meeting, prior notice or a vote, take any action they must or may take at any annual or special meeting, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present sign a written consent to that action which sets forth that action and cause the delivery of that consent to the Corporation (i) at its registered office in the State of Delaware or its principal place of business or (ii) to an officer or agent of the Corporation having custody of the books in which the Corporation records minutes of proceedings or other actions of Stockholders. Any such delivery made to the Corporation's registered office in the State of Delaware must be made by hand or by certified or registered mail, return receipt requested. Stockholders may execute any consent pursuant to this Section 1.13 in counterparts, all of which together will constitute a single consent. Every written consent pursuant to this Section 1.13 shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation in the manner this Section 1.13 requires, written consents signed by a sufficient number of holders to take action are delivered to the


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



Corporation in accordance with the provisions of this Section 1.13. The Corporation will give prompt notice of the taking pursuant to this Section 1.13 of any action without a meeting by less than unanimous written consent to those Stockholders who have not consented to that action in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for that meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as this Section 1.13 provides.

         Section 1.14 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it deems appropriate. Except to the extent inconsistent with those rules and regulations, if any, the chairman of any meeting of Stockholders will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of that chairman, are appropriate for the proper conduct of that meeting. Those rules, regulations or procedures may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Except to the extent the Board or the chairman of any meeting otherwise prescribes, no rules or parliamentary procedure will govern any meeting of Stockholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.1 Number; Board Classification; Term; Eligibility for Election; Vacancies. The number of Directors of the Corporation (exclusive of any Directors to be elected by the holders of any one or more series of the Corporation's preferred stock voting separately as a class or classes, as the Certificate of Incorporation may provide for) shall not be less than three nor more than 12, the exact number of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Whole Board. In accordance with the provisions of the Certificate of Incorporation, the Board (exclusive of any Directors to be elected by the holders of any one or more series of the Corporation's preferred stock voting separately as a class or classes, as the Certificate of Incorporation may provide for) shall be divided into three classes, Class I, Class I and Class III, which shall be as nearly equal in number as possible. Each Director will hold office for a term ending on the date of the third annual meeting following the annual meeting at which that Director was elected and, the foregoing notwithstanding, will serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Only persons who are nominated in accordance with the procedures Section 1.10 sets forth will be eligible for election as Directors. Any vacancies in the Board may be filled in such manner as the Certificate of Incorporation provides.

         Section 2.2 Regular Meetings. The Board will hold its regular meetings at such places, on such dates and at such times as the Board by resolution may determine from time to time, and any such resolution will constitute due notice to all Directors of the regular meeting or meetings to which it relates. By notice pursuant to Section 2.7, the Chairman or a majority of the Board may change the place, date or time of any regular meeting of the Board.

         Section 2.3 Special Meetings. The Board will hold a special meeting at any place or time whenever the Chairman or a majority of the Board by resolution calls that meeting by notice pursuant to Section 2.7.

         Section 2.4 Telephonic Meetings. Members of the Board may hold and participate in any Board meeting by means of conference telephone or similar communications equipment that permits all persons participating in the meeting to hear each other, and participation of any Director in a meeting pursuant to this Section 2.4 will constitute the presence in person of that Director at that meeting for purposes of these Bylaws, except in the case of a Director who so participates only for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws.

         Section 2.5 Organization. The Chairman will chair and preside over meetings of the Board at which he is present. A majority of the Directors present at any meeting of the Board from which the Chairman is absent will designate one of their number as chairman and presiding officer over that meeting. The Secretary will at as secretary of meetings of the Board, but in his absence from any such meeting the chairman of that meeting may appoint any person to act as secretary of that meeting.

         Section 2.6 Order of Business. The Board will transact business at its meetings in such order as the Chairman or the Board by resolution will determine.

         Section 2.7 Notice of Meetings. To call a special meeting of the Board, the Chairman or a majority of the Board must give a timely written notice to each Director of the time and place of, and the general nature of the business the Board will transact at, all special meetings of the Board. To change the time or place of any regular meeting of the Board, the Chairman or a majority of the Board must give a timely written notice to each Director of that change. To be timely, any notice this Section 2.7 requires must be delivered to each Director personally or by mail, telegraph, telecopier or similar communication at least two days before the meeting to which it relates; provided, however, that notice of any meeting of the Board need not be given to any Director who waives the requirement of that notice in writing (whether after that meeting or otherwise) or is present at that meeting.

         Section 2.8 Quorum; Vote Required for Action. At all meetings of the Board, the presence in person of a majority of the total number of Directors then in office will constitute a quorum for the transaction of business, and the participation by a Director in any meeting of the Board will constitute that Director's presence in person at that meeting unless that Director expressly limits that participation to objecting to the transaction of any business at that meeting on the ground that the meeting has not been called or convened in accordance with applicable law or these Bylaws. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board.

         Section 2.9 Informal Action by Directors. Unless the Certificate of Incorporation or these Bylaws otherwise provides, the Board may, without a meeting, prior notice or a vote, take any action it must or may take at any meeting, if all members of the Board consent thereto in writing, and the written consents are filed with the minutes of proceedings of the Board the Secretary maintains.

         Section 2.10 Director Compensation. The Directors shall be paid their expenses, if any, of attendance at each meeting of the Board and or any Board Committee, and nonmanagement Directors shall be paid such sums, retainers and fees for attending and performing services in connection with meetings of the Board or any Board Committee as the Board may fix from time to time by resolution. No such payment will preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor. Nonmanagement Directors who are members of special or standing Board Committees will be allowed compensation for attending meetings of those Board Committees in such amounts as the Board may fix from time to time by resolution.

                                   ARTICLE III

                                BOARD COMMITTEES

         Section 3.1 Board Committees. (a) The Board, by resolution a majority of the Whole Board adopts, may designate one or more Board Committees consisting of one or more of the Directors. The Board may designate one or more Directors as alternate members of any Board Committee, who may replace any absent or disqualified member at any meeting of that committee. The member or members present at any meeting of any Board Committee and not disqualified from voting at that meeting may, whether or not constituting a quorum, unanimously appoint another Director to act at that meeting in any place of any member of that committee who is absent from or disqualified to vote at that meeting.

         (b) The Board by resolution may change the membership of any Board Committee at any time and fill vacancies on any of those committees. A majority of the members of any Board Committee will constitute a quorum for the transaction of business by that committee unless the Board by resolution requires a greater number for that purpose. The Board by resolution may elect a chairman of any Board Committee. The election or appointment of any Director to a Board Committee will not create any contract rights of that Director, and the Board's removal of any member of any Board Committee will not prejudice any contract rights that member otherwise may have.

         (c) Pursuant to Section 3.1(a), the Board may designate an executive committee (the "Executive Committee") to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including the powers to (i) declare dividends and (ii) authorize the issuance by the Corporation of any class or series of its capital stock. The Executive Committee will include the Chairman among its members.

         (d) Each other Board Committee the Board may designate pursuant to
Section 3.1(a) will, subject to applicable provisions of law, have and may exercise all the powers and authorities of the Board to the extent the Board resolution designating that committee so provides.

         Section 3.2 Board Committee Rules; Minutes. Unless the Board otherwise provides, each Board Committee may make, alter and repeal rules for the conduct of its business. In the absence of those rules, each Board Committee will conduct its business in the same manner as the Board conducts its business pursuant to Article II. Each committee shall keep regular minutes of its meetings and shall report the same to the Board as a whole.

         Section 3.3 Existing Committees. The Board has heretofore designated the Board Committees Exhibit A to these Bylaws lists, and has assigned to those Board Committees the responsibilities that Exhibit A sets forth or refers to.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1 Designation. The officers of the Corporation will consist of a chief executive officer ("CEO"), president, chief financial officer, chief operating officer, chief accounting officer, secretary, treasurer and such senior or other vice presidents, assistant secretaries, assistant treasurers and other officers as the Board or the CEO may elect or appoint from time to time. Any person may hold any number of offices of the Corporation.

         Section 4.2 CEO. The CEO will, subject to the control of the Board: (i) have general supervision and control of the affairs, business, operations and properties of the Corporation; (ii) see that all orders and resolutions of the Board are carried into effect; (iii) have the power to appoint and remove all subordinate officers, employees and agents of the Corporation, except for those the Board elects or appoints; and (iv) sign and execute, under the seal of the Corporation, all contracts, instruments, mortgages and other documents (collectively, "documents") of the Corporation which require that seal, except as applicable law otherwise requires or permits any document to be signed and executed and except as these Bylaws, the Board or the CEO authorize other officers of the Corporation to sign and execute documents. The CEO also will perform such other duties and may exercise such other powers as generally pertain to his office or these Bylaws or the Board by resolution assigns to him from time to time.

         Section 4.3 Powers and Duties of Other Officers. The other officers of the Corporation will have such powers and duties in the management of the Corporation as the Board by resolution may prescribe and, except to the extent so prescribed, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

         Section 4.4 Term of Office, etc. Each officer will hold office until the first meeting of the Board after the annual meeting of Stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. No officer of the Corporation will have any contractual right against the Corporation for compensation by reason of his election or appointment as an officer of the Corporation beyond the date of his service as such, except as a written employment or other contract otherwise may provide. The Board may remove any officer with or without cause at any time, but any such removal will not prejudice the contractual rights of that officer, if any, against the Corporation. The Board by resolution may fill any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise for the unexpired portion of the term of that office at any time.

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 5.1 Certificates. Shares of capital stock of the Corporation will be evidenced by certificates in such form or forms as the Board by resolution may approve from time to time or, if and to the extent the Board so authorizes by resolution, may be uncertificated. The Chairman, the president or any vice president of the Corporation and the Secretary or any assistant secretary of the Corporation may sign certificates evidencing certificated shares. Any of or all the signatures and the Corporation's seal on each such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the Corporation issues that certificate, the Corporation may issue that certificate with the same effect as if he were such officer, transfer agent or registrar at the date of that issue.

         Section 5.2 Transfer of Shares. The Corporation may act as its own transfer agent and registrar for shares of its capital stock or use the services of such one or more transfer agents and registrars as the Board by resolution may appoint from time to time. Shares of the Corporation's capital stock will be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives on surrender and cancellation of certificates for a like number of shares.

         Section 5.3 Ownership of Shares. The Corporation will be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as the applicable laws of the State of Delaware otherwise provide.

         Section 5.4 Regulations Regarding Certificates. The Board will have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

         Section 5.5 Lost or Destroyed Certificates. The Board may determine the conditions on which a new certificate of stock may be issued in place of a certificate alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of the allegedly lost, stolen or destroyed certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one allegedly so lost, stolen or destroyed.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1 General. The Corporation will, to the fullest extent applicable law as it presently exists permits, and to such greater extent as applicable law hereafter may permit, indemnify and hold harmless each Indemnitee from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to Section 6.2, Expenses whatsoever arising out of any event or occurrence by reason of the fact that such Indemnitee is or was a Director or an officer of the Corporation. The Corporation may, but need not, indemnify and hold harmless any Indemnitee from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to Section 6.2, Expenses whatsoever arising out of any event or occurrence by reason of the fact that such Indemnitee is or was an employee or agent of the Corporation or is or was serving in another Corporate Status (other than as a Director or an officer of the Corporation) at the written request of the Corporation.

         Section 6.2 Expenses. If any Indemnitee is, by reason of his serving as a director, officer, employee or agent of the Corporation, a party to and is successful, on the merits or otherwise, in any Proceeding, the Corporation will indemnify him against all his Expenses in connection therewith. If that Indemnitee is not wholly successful in that Proceeding but is successful, on the merits or otherwise, as to any Matter in that Proceeding, the Corporation will indemnify him against all his Expenses relating to that Matter. The termination of any Matter against which any Indemnitee is defending himself by dismissal of that Matter with or without prejudice will constitute success of that Indemnitee with respect to that Matter. If any Indemnitee is, by reason of any Corporate Status other than his serving as a director, officer, employee or agent of the Corporation, a party to and is successful, on the merits or otherwise, in any Proceeding, the Corporation may, but need not, indemnify him against all his Expenses in connection therewith. If any Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, the Corporation may, but need not, indemnify him against all his Expenses in connection therewith.

         Section 6.3 Advances. In the event of any threatened or pending Proceeding in which any Indemnitee is a party or is involved and that may give rise to a right of that Indemnitee to indemnification under this Article VI, following written request to the Corporation by that Indemnitee, the Corporation promptly will pay to that Indemnitee amounts to cover his Expenses in connection with that Proceeding in advance of its final disposition on the receipt by the Corporation of (i) a written undertaking of that Indemnitee executed by or on behalf of that Indemnitee to repay the advance if it ultimately is determined pursuant to the provisions of this Article VI or by final judgment or other final adjudication under the provisions of any applicable law that the Indemnitee is not entitled to be indemnified by the Corporation pursuant to these Bylaws and (ii) satisfactory evidence as to the amount of those Expenses.

         Section 6.4 Request for Indemnification. To request indemnification, any Indemnitee must submit to the Secretary a written claim or request therefor which contains sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by that Indemnitee. The Secretary will promptly advise the Board of each such request.

         Section 6.5 Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses this Article VI provides are not exclusive of any other rights to which any Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of Stockholders or a resolution of Directors, or otherwise. No amendment, alteration or repeal of this Article VI or any provision hereof will be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before that amendment, alteration or repeal. The provisions of this Article VI will continue as to any Indemnitee whose Corporate Status has ceased for any reason and will inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article VI nor those of any agreement to which the Corporation is a party will preclude the indemnification of any person whom this Article VI does not specify as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

         Section 6.6 Insurance and Subrogation. The Corporation will not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder to or for the benefit of any Indemnitee if, but only to the extent that, that Indemnitee has otherwise actually received such payment under any insurance policy, contract or agreement or otherwise. In the event of any payment hereunder to or for the benefit of any Indemnitee, the Corporation will be subrogated to the extent of that payment to all the rights of recovery of that Indemnitee, who shall execute all papers required and take all action the Corporation reasonably requests to secure those rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce those rights.

         Section 6.7 Severability. If any provision or provisions of this
Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 6.8 Certain Actions Where Indemnification Is Not Provided. Notwithstanding any other provision of this Article VI, no person will be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by that person against the Corporation; provided, however, if any Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article VI, that Indemnitee will be entitled to recover from the Corporation, and will be indemnified by the Corporation against, all his Expenses in that judicial adjudication or arbitration, but only if he prevails therein; and if it is determined in that judicial adjudication or arbitration that he is entitled to receive part of, but not all, the indemnification or advancement of expenses sought, his Expenses in connection with that judicial adjudication or arbitration will be appropriately prorated between those in respect of which this Section 6.8 entitles him to indemnification and those he must bear.

         Section 6.9 Definitions. For purposes of this Article VI:

             "Corporate Status" describes the status of a person who is or was a director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that person is or was serving in that capacity at the written request of the Corporation. For purposes of these Bylaws, "serving at the written request of the Corporation" includes any service by an Indemnitee (at the written request of the Corporation) which imposes duties on or involves services by that Indemnitee with respect to any employee benefit plan or its participants or beneficiaries.

             "Expenses" of any person include all the following that are actually and reasonably incurred by or on behalf of that person: all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

             "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 6.1 or 6.2 hereof by reason of his Corporate Status.

             "Matter" is a claim, a material issue or a substantial request for relief.

             "Proceeding" includes any action, suit, alternate dispute resolution mechanism, hearing or any other proceeding, whether civil, criminal, administrative, arbitrative, investigative or mediative, any appeal in any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding and any inquiry or investigation that could lead to any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding, except one (i) initiated by an Indemnitee to enforce his rights under this Article VI or (ii) pending on or before the date of adoption of these Bylaws.

         Section 6.10 Notices. Promptly after receipt by any Indemnitee of notice of the commencement of a Proceeding in respect of which he contemplates seeking any indemnification or advance or reimbursement of Expenses pursuant to this Article VI, that Indemnitee must notify the Corporation of the commencement of that Proceeding; provided, however, that (i) any delay in so notifying the Corporation will not constitute a waiver or release by that Indemnitee of any rights hereunder and (ii) any omission by Indemnitee to so notify the Corporation will not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Article VI. Any communication required or permitted to the Corporation must be addressed to the Secretary at the Corporation's principal executive offices, and any such communication to any Indemnitee must be addressed to that Indemnitee's address as shown in the Corporation's records, unless he specifies otherwise, and must be personally delivered or delivered by overnight mail delivery. Any such notice will be effective upon receipt.

         Section 6.11 Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based on good and valuable consideration pursuant to which any Indemnitee may sue as if these provisions were set forth in a separate written contract between that Indemnitee and the Corporation, (ii) is and is intended to be retroactive and will be available as to events occurring prior to the adoption of these provisions and
(iii) will continue after any rescission or restrictive modification of these provisions as to events occurring prior thereto.

         Section 6.12 Maintenance of Insurance. The Board may from time to time authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of these Bylaws.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Offices. The Corporation's registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may have such other offices within and without the State of Delaware as have heretofore been established or may hereafter be established by or with the authority of the Board. The Corporation's administrative office shall be located at 11911 FM 529, Houston, Texas.

         Section 7.2 Fiscal Year. The fiscal year of the Corporation shall end on March 31.

         Section 7.3 Seal. The corporate seal will have the name of the Corporation inscribed thereon and will be in such form as the Board by resolution may approve from time to time. The seal may be used by an officer of the Corporation causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied to any acknowledgments, agreements, applications, affidavits, certificates, contracts, instruments, statements or other documents executed for or on behalf of the Corporation.

         Section 7.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Entity in which one or more of its Directors or officers are directors or officers (or hold equivalent offices or positions), or have a financial interest, will be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or Board Committee which authorizes the contract or transaction, or solely because his or their votes are counted for that purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the Board Committee, and the Board or Board Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those Stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a Board Committee or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Board Committee which authorizes the contract or transaction.

         Section 7.5 Form of Records. Any records the Corporation maintains in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

         Section 7.6 Bylaw Amendments. The Board has the power to adopt, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of Stockholders entitled to vote with respect thereto to amend or repeal those Bylaws as adopted or amended by the Board. Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of at least 66.7%of the combined voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of that special meeting, or by the Board as specified in the preceding sentence.

         Section 7.7 Notices; Waiver of Notice. Whenever any notice is required to be given to any Stockholder, Director or member of any Board Committee under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, that notice will be deemed to be sufficient if given (i) by telegraphic, facsimile, cable or wireless transmission or (ii) by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his address as it appears in the records of the Corporation, and that notice will be deemed to have been given on the day of such transmission or mailing, as the case may be.

         Whenever any notice is required to be given to any Stockholder or Director under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to that notice, whether before or after the time stated therein, will be equivalent to the giving of that notice. Attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, the Board or any Board Committee need be specified in any written waiver of notice unless the Certificate of Incorporation or these Bylaws so require.

         Section 7.8 Resignations. Any Director or officer of the Corporation may resign at any time. Any such resignation must be made in writing and will take effect at the time specified in that writing, or, if that resignation does not specify any time, at the time of its receipt by the Chairman or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless that resignation expressly so provides.

         Section 7.9 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures these Bylaws elsewhere specifically authorize, facsimile signatures of any officer or officers of the Corporation may be used as and whenever the Board by resolution so authorizes.

         Section 7.10 Reliance on Books, Reports and Records. Each Director and each member of any Board Committee designated by the Board will, in the performance of his duties, be fully protected in relying in good faith on the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.

         Section 7.11 Certain Definitional Provisions. (a) When used in these Bylaws, the words "herein," "hereof" and "hereunder" and words of similar import refer to these Bylaws as a whole and not to any provision of these Bylaws, and the words "Article" and "Section" refer to Articles and Sections of these Bylaws unless otherwise specified.

         (b) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

         (c) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.

         Section 7.12 Captions. Captions to Articles and Sections of these Bylaws are included for convenience of reference only, and these captions do not constitute a part hereof for any other purpose or in any way affect the meaning or construction of any provision hereof.

                                  End of Bylaws

                                     BYLAWS

                                   EXHIBIT "A"

                                   COMMITTEES


         Per ARTICLE III, of the Bylaws of Oceaneering International, Inc. (the "Company") the following committees are designated by the Board of Directors of the Company (the "Board") with the committee authority and responsibility specified in the Appendix indicated opposite the name of the committee. Members of the Audit Committee shall be independent members of the Board. The membership and composition of the committees shall be as designated by the Board from time to time.

                 Audit Committee                    Appendix "A"
                 Nominating Committee               Appendix "B"
                 Compensation Committee             Appendix "C"













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

                                  APPENDIX "A"

                         OCEANEERING INTERNATIONAL, INC.

                             AUDIT COMMITTEE CHARTER

GENERAL

         The Audit Committee of the Board of Directors of Oceaneering International, Inc. shall consist of three independent directors. Members of the Committee shall be considered independent if they have no relationship to the Company that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the Members of the Committee will be financially literate with at least one having accounting or related financial management expertise. Company management, internal and independent auditors and the Company's General Counsel may attend each meeting or portions thereof as required by the Committee. The Committee will have two meetings each year on a regular basis and will have special meetings if and when required.

RESPONSIBILITIES

         The Audit Committee's role is one of oversight whereas the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. The following functions shall be the key responsibilities of the Audit Committee in carrying out its oversight function.

         1. The Committee and Board shall be ultimately responsible for the selection, evaluation, and replacement of the independent auditors. The Committee will:

                  recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification, based upon an annual performance evaluation and a determination of the auditors' independence;










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

                  determine the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company, including all non-audit services and fees;

                  discuss with the independent auditors if any disclosed relationship or service could impact the auditors' objectivity and independence; and

                  recommend that the Board take appropriate action in response to the auditors statement to ensure the independence of the independent auditors.

         2. Inquire of company management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

         3. Review with Company management the Company's financial reporting process, published financial statement and/or major disclosures and the adequacy of the Company's system of internal controls.

         4. Review and discuss with Company management and General Counsel legal and regulatory matters that may have a material impact on the Company's financial statements and Company compliance policies.

         5. Meet with independent auditors and review their report to the Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. The independent auditors are ultimately accountable to the Board and the Committee on all such matters.

         6. Provide an open avenue of communications between the internal and independent auditors and the Board of Directors, including private sessions with the internal and independent auditors, as the Committee may deem appropriate.

         7. Review the internal audit program in terms of scope of audits conducted or scheduled to be conducted.

         8. Review with the internal auditors any major findings and recommendations from internal audits conducted Company-wide. Consult with internal auditors regarding on-going monitoring programs including the Company's Statement of Philosophy and Beliefs and compliance with policies of the Company.

         9. Review with both the internal and independent auditors the plans for the audit of the Company's information technology procedures and controls.

         10. Review with the internal and independent auditors the coordination of their respective audit activities.

         11. Prepare a Report, for inclusion in the Company's proxy statement as required, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the Report whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report.

         12. Review and reassess the adequacy of the Audit Committee's charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

QUORUM

         For the transaction of business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum.

                                  APPENDIX "B"

                              NOMINATING COMMITTEE


         Responsibilities:

1. Recommending to full Board of Directors of the Company (the "Board") nominees to fill Board vacancies.

2. Receiving and evaluating stockholder recommendations for nominees to fill Board vacancies.

3. Recommending to full Board candidates for membership of the committees of the Board.

4. Recommending to the full Board a director to serve as Chairman of the Board.

                                  APPENDIX "C"

                             COMPENSATION COMMITTEE

Responsibilities:

1.       Setting salaries of the Officers of the Company

           - The Company's Chief Executive Officer (the "CEO") recommends and the Compensation Committee (the "Committee") approves entry salary for all officers of the Company (except the CEO).

           - The CEO recommends and the Committee approves changes to salaries for all officers of the Company (except the CEO).

           - The Committee recommends and the Board approves any successor to the CEO and the entry salary when a vacancy occurs; and changes to the salary of the CEO.

           - The Committee recommends and the Board approves the entry salary and changes to the salary of the Chairman of the Board.

2.       Bonus Plans

           - The Committee recommends and the Board approves any bonus award plans.

           - The CEO recommends and the Committee approves any bonus awards to officers within the parameters of the approved plans.

3.       Stock Awards

           - The Committee recommends and the Board approves any stock option or stock award plans which require shareholder approval.

           - The CEO recommends and the Committee approves any grants of stock options and restricted stock to any recipient.

4.       Senior Executive Severance Agreements

           - The Committee recommends and the Board approves participants and terms of any senior executive severance agreements.

5. Other Compensation Plans in which Officers and Directors are Eligible to Participate

           - The Committee recommends and the Board approves adoption of plans.

           - The CEO recommends and the Committee approves participant changes within the parameters of approved plans.

           - The Chief Financial Officer of the Company administers plans as provided in the plans.





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